Exhibit 99.1

Home Properties Enters Into Definitive Agreement to be Acquired by Lone Star Funds

Home Properties Stockholders to Receive $75.23 per Share in Cash

UDR, Inc. to Acquire Certain Home Properties Assets In Connection with Transaction

ROCHESTER, NY / DALLAS, TX / DENVER, CO, June 22, 2015 — Home Properties, Inc. (NYSE:HME)  (“Home Properties”, or the “Company”) today announced that it has entered into a definitive agreement (the “Merger Agreement”) to be acquired by an affiliate of Lone Star Funds, in a transaction valued at approximately $7.6 billion, including the assumption of existing debt.  Upon completion of the transaction, Home Properties will become a privately held company.

Under the terms of the Merger Agreement, Lone Star Funds will acquire all of the outstanding common stock of Home Properties for $75.23 per share in an all-cash transaction (the “Home Properties Merger”). The offer price represents a premium of approximately 9% over Home Properties’ unaffected closing stock price on April 24, 2015, the last trading day prior to media reports on a potential transaction, and a premium of approximately 11% over the average closing price of Home Properties’ common stock for the 60 days ended April 24, 2015.

“The Home Properties team has built a great company, as reflected by our strong platform, unique assets, and differentiated business strategy,” said Edward J. Pettinella, President and Chief Executive Officer of Home Properties. “We believe this transaction with Lone Star Funds provides our stockholders with compelling value for their investment, consistent with our long-term strategy.”

Hugh J. Ward III, Co-Head of Real Estate Investments at Lone Star Funds, added, “We are pleased to enter into an agreement to acquire Home Properties and look forward to working with their talented team to complete this transaction and integrate the Company’s portfolio into Lone Star Funds’ existing multifamily portfolio. This is Lone Star Funds’ second large, recent apartment purchase following the 2014 acquisition of a 64 property, 20,439 unit portfolio, and is consistent with our strategy of buying primarily Class B apartments, including workforce housing, located in in-fill markets with strong underlying fundamentals.”

Transaction with UDR, Inc.

Concurrently with the execution of the Merger Agreement, Home Properties has entered into an agreement to contribute a portfolio of up to six properties containing as many as 3,246 units to UDR, Inc. (NYSE:UDR) (“UDR”), a $13 billion, leading multifamily real estate investment trust with an investment grade rating, in exchange for a combination of cash and newly issued units (the “UDR DownREIT Units”) of a newly formed subsidiary of UDR (“UDR DownREIT”).  In connection with this transaction, existing holders of partnership units (“the Home Properties OP Units”) of Home Properties, L.P. (“Home Properties OP”) will have the opportunity to elect to exchange their Home Properties OP Units for 2.15 newly issued UDR DownREIT Units for each Home Properties OP Unit held, plus $3.01 in cash from Lone Star Funds.

Unitholders who elect to receive UDR DownREIT Units in the OP Merger will also receive new tax protection for a period of 10 years from the closing date, regardless of the current tax protection status of their Home Properties OP Units.

Prior to the Home Properties Merger and pursuant to the Merger Agreement, Lone Star Funds will acquire all of the Home Properties OP Units that are not owned by Home Properties and have not been exchanged as described above pursuant to a merger of Home Properties OP with a wholly owned subsidiary of Lone Star Funds (the “OP Merger”). In connection with the OP Merger, holders of Home Properties OP Units who have not exchanged their Home Properties OP Units as described above will receive $75.23 per unit in cash upon the closing of the OP Merger.

“We appreciate Home Properties and Lone Star Funds reaching out to create an opportunity for UDR to offer the Home Properties OP Unitholders an alternative that will allow them to continue to participate in the strong multifamily space and continued growth in UDR,” said Tom Toomey, President and Chief Executive Officer of UDR.

Approvals, Anticipated Closing

The Board of Directors of Home Properties has unanimously approved the merger agreement and has recommended approval of the Home Properties Merger by the Home Properties stockholders and of the Home Properties OP Merger by the Home Properties OP unitholders.

The transaction is expected to close during the fourth quarter of 2015, subject to the approval of the Home Properties Merger by the Home Properties stockholders and the approval of the Home Properties OP Merger by the Home Properties OP unitholders.

Lone Star Funds has received $6.1 billion of fully committed financing from Goldman Sachs & Co, and the transactions are not subject to a financing condition. Each of the transactions is subject to certain customary closing conditions.

Go Shop Provision

The definitive agreement contains a “go shop” provision under which Home Properties may solicit alternative proposals from third parties during the next 30 calendar days on customary terms and conditions for transactions of this nature. The Home Properties Board, with the assistance of its advisors, has the right to actively solicit acquisition proposals during this period. There can be no assurances that this process will result in any alternative transaction.

Advisors

BofA Merrill Lynch acted as financial advisor to Home Properties. BofA Merrill Lynch and Houlihan Lokey provided fairness opinions to the Home Properties Board of Directors in connection with the transaction. Goldman, Sachs & Co. acted as exclusive financial advisor to Lone Star. Hogan Lovells US LLP acted as legal advisor to Home Properties. Gibson, Dunn & Crutcher LLP acted as corporate legal advisor, Hunton & Williams LLP acted as real estate legal advisor, and Skadden, Arps, Slate, Meagher & Flom LLP acted as tax legal advisors to Lone Star Funds. Sidley Austin LLP acted as legal advisor to BofA Merrill Lynch, and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to Goldman Sachs & Co.

About Home Properties

Home Properties is a publicly traded multifamily real estate investment trust that owns, operates, acquires and repositions apartment communities in suburbs of major metropolitan areas, primarily along the East Coast of the United States. An S&P 400 Company, Home Properties owns and operates 121 communities containing 41,917 apartment units. For more information, please visit the Company’s website at www.homeproperties.com.

About Lone Star Funds

Lone Star Funds is a global private equity firm that invests in real estate, equity, credit, and other financial assets. Since the establishment of its first fund in 1995, Lone Star Funds has organized fifteen private equity funds with aggregate capital commitments totaling approximately $60 billion. The Funds are advised by Lone Star Global Acquisitions, Ltd. (LSGA), an investment adviser registered with the U.S. Securities and Exchange Commission. LSGA and its global subsidiaries advise the Funds from offices in North America, Western Europe and East Asia.

About UDR

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2015, UDR owned or had an ownership position in 48,086 apartment homes including 1,434 homes under development. For 43 years, UDR has delivered long-term value to stockholders, the best standard of service to residents and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to obtain required stockholder approval required to consummate the proposed Home Properties Merger; the ability of the Partnership to obtain the required unitholder approval to consummate the proposed OP Merger; the satisfaction or waiver of other conditions in the Merger Agreement;  the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the risk that the Home Properties Merger, the OP Merger or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; and competition within the multifamily residential real estate industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on February 24, 2015. Any forward-looking statement speaks only as of the date of this communication and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transactions, the Company expects to file with the SEC a proxy statement, which proxy statement will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company also plans to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.homeproperties.com, or by directing a written request to Home Properties, Inc. at 850 Clinton Square, Rochester, New York 14604, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about the Company’s directors and executive officers in the Company’s definitive proxy statement filed with the SEC on March 27, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

Contacts:

Home Properties, Inc.

David P. Gardner

Executive Vice President and Chief Financial Officer

(585) 246-4113

or

Shelly J. Doran

Vice President, Investor Relations

(585) 295-4227

Lone Star Funds

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko or Joseph Sala

(212) 355-4449

UDR, Inc.

Shelby Noble

(720) 922-6082